UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 10, 2020

Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39153	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York 10019
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	HTIA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information contained under the subheading Credit Facility Amendment in Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01. Other Events.

As previously disclosed, beginning in March 2020, Healthcare Trust, Inc. (the “Company”) began taking precautionary steps to increase liquidity and preserve financial flexibility in light of uncertainty resulting from temporary disruptions caused by the COVID-19 pandemic. While management continues to be confident in the performance of the portfolio, the Company believes the following steps are prudent during this time of uncertainty and will provide flexibility and preservation of capital.

Credit Facility Amendment

On August 10, 2020, the Company’s operating partnership, Healthcare Trust Operating Partnership, L.P. (the “OP”), as borrower, the Company, as guarantor, and certain wholly owned direct or indirect subsidiaries of the OP, as additional subsidiary guarantors, entered into an amendment to the Company’s credit facility with Keybank National Association, as administrative agent, and the other lenders party thereto. The amendment is part of the Company’s efforts to continue addressing the adverse impacts of the COVID-19 pandemic. The amendment revises specific provisions in the credit facility governing: (i) payment of distributions; (ii) borrowing availability; (iii) financial covenants; (iv) mandatory prepayments with proceeds from capital events; and (v) interest rates.

•	Distributions. Pursuant to the amendment, until certain conditions are met, the Company may not pay distributions to holders of common stock in cash and other cash distributions, subject to certain exceptions, including that the Company may pay cash dividends on its 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”) or any other preferred stock the Company may issue. As with the similar restriction in effect prior to the amendment, the Company may still pay any cash distributions necessary to maintain its status as a REIT and may not pay any cash distributions (including dividends on Series A Preferred Stock) if a default or event of default exists or would result therefrom. These restrictions will apply until at least the fiscal quarter ending June 30, 2021. Starting with that quarter, these restrictions will no longer apply if, as of the day prior to the commencement of a quarter that the Company has elected (the “Commencement Quarter”), the Company has a combination of cash, cash equivalents and availability for future borrowings under the revolving credit facility totaling at least $100.0 million (giving effect to the aggregate amount of distributions projected to be paid by the Company during the Commencement Quarter) and the Company’s ratio of consolidated total indebtedness to consolidated total asset value (expressed as a percentage) is less than 62.5%. Commencing in the Commencement Quarter, the Company will be restricted from paying aggregate distributions (as defined in the credit facility and including dividends on Series A Preferred Stock) in any fiscal quarter that exceed 95% of Modified FFO (as defined in the credit facility) for a look-back period of up to four consecutive fiscal quarters commencing with the Commencement Quarter. Commencing in the Commencement Quarter, additional exceptions to the covenant restricting the payment of cash distributions would allow the Company to repurchase up to $50.0 million of shares of its common stock (including amounts previously repurchased during the term of the revolving credit facility) that would not be counted towards the aggregate amount of cash distributions tested against Modified FFO for the period if, after giving effect to the payments, the Company maintains cash and cash equivalents of at least $30.0 million and the Company’s ratio of consolidated total indebtedness to consolidated total asset value (expressed as a percentage) is less than 55%. Prior to the Commencement Quarter, the Company may not repurchase shares of its common stock.

•	Borrowing Availability. As of June 30, 2020, the Company had $83.5 million of cash and cash equivalents, $195.6 million was outstanding under the revolving credit facility, $150.0 million was outstanding under the term loan, and, following the amendment, the unused borrowing availability under the credit facility was approximately $36.6 million. The Company did not borrow additional amounts under the credit facility between June 30, 2020 and the date of the amendment. The amount available for future borrowings under the credit facility is based on the lesser of (i) 55% of the value (or in certain cases cost) of the pool of eligible unencumbered real estate assets comprising the borrowing base, and (ii) a maximum amount permitted to maintain a minimum debt service coverage ratio with respect to the borrowing base, in each case, as of the determination date. Both of these amounts are calculated using the adjusted net operating income of the real estate assets comprising the borrowing base. Pursuant to the amendment, the interest rate used to calculate the numerator of the minimum debt service coverage ratio will be increased from 7.0% to 8.5%. The Company remains subject to a covenant in the credit facility requiring the Company to maintain a combination of cash, cash equivalents and availability for future borrowings under the revolving credit facility totaling at least $50.0 million.

•	Financial Covenants. Pursuant to the amendment, the maximum ratio of consolidated total indebtedness to consolidated total asset value will be 67.5% for the period from July 1, 2020 through June 30, 2021, 65% thereafter until the Commencement Quarter, and 62.5% for the Commencement Quarter and thereafter, and the minimum ratio of adjusted consolidated EBITDA to consolidated fixed charges will be 1.50 to 1.00 for the period from July 1, 2020 through March 31, 2021, 1.55 to 1.00 for the period from April 1, 2021 through June 30, 2021, and 1.60 to 1.00 thereafter.

•	Mandatory Prepayments with Proceeds from Capital Events. Pursuant to the amendment, during the period from August 10, 2020 until the first day of the Commencement Quarter, upon the occurrence of any and all capital events by the Company including, without limitation, all asset sales, refinancings and financings (secured, unsecured or otherwise but excluding borrowings under the credit facility), recapitalizations, equity issuances and other similar capital transactions consummated by the Company, the net cash proceeds from the capital event must be used to prepay amounts outstanding under the revolving credit facility without a reduction in commitments. While the operation of this provision would not prohibit the Company from immediately reborrowing any amounts so repaid if the amount available for future borrowings under the credit facility at that time was sufficient to permit the Company to do so and all other relevant conditions are met, there can be no assurances in this respect.

•	Interest Rate. Pursuant to the amendment, the applicable margin used to determine the interest rate under both the term loan and revolving credit facility components of the credit facility will be increased until the Commencement Quarter, at which point the previously applicable margins will again govern. Commencing on August 10, 2020, the Company has the option to have amounts outstanding under the revolving credit facility bear interest at an annual rate equal to either: (i) LIBOR, plus an applicable margin that ranges, depending on the Company’s leverage, from 1.85% to 2.60%; or (ii) the base rate (as defined in the credit facility), plus an applicable margin that ranges, depending on the Company’s leverage, from 0.60% to 1.35%. Commencing on the first day of the Commencement Quarter, the Company will have the option to have amounts outstanding under the revolving credit facility bear interest at an annual rate equal to either: (a) LIBOR, plus an applicable margin that ranges, depending on the Company’s leverage, from 1.60% to 2.35%; or (b) the base rate, plus an applicable margin that ranges, depending on the Company’s leverage, from 0.35% to 1.10%. Commencing on August 10, 2020, the Company has the option to have amounts outstanding under the term loan bear interest at an annual rate equal to either: (i) LIBOR, plus an applicable margin that ranges, depending on the Company’s leverage, from 1.80% to 2.55%; or (ii) the base rate, plus an applicable margin that ranges, depending on the Company’s leverage, from 0.55% to 1.30%. Commencing on the first day of the Commencement Quarter, the Company will have the option to have amounts outstanding under the term loan bear interest at an annual rate equal to either: (a) LIBOR, plus an applicable margin that ranges, depending on the Company’s leverage, from 1.55% to 2.30%; or (b) the base rate, plus an applicable margin that ranges, depending on the Company’s leverage, from 0.30% to 1.05%. The amendment also increased the “floor” on LIBOR from 0.00% to 0.25%. Based on the Company’s leverage at the time of the amendment, the highest end of the range applicable margins applied and the interest rate on the term loan and revolving credit facility components of the credit facility was 2.55% and 2.60%, respectively.

The Company anticipates that LIBOR will only be available in substantially its current form until the end of 2021. The amendment includes provisions related to the anticipated transition, which may occur before LIBOR becomes unavailable, from LIBOR to an alternative benchmark rate under the credit facility.

The amendment provides that the covenants restricting payment of distributions to a threshold based on Modified FFO and requiring maintenance of a minimum ratio of consolidated total indebtedness to consolidated total asset value and a minimum ratio of adjusted consolidated EBITDA to consolidated fixed charges will not apply for the fiscal quarter ended June 30, 2020. In addition, the lenders waived any defaults or event of defaults under those covenants that may have occurred during the fiscal quarter ended June 30, 2020 as well as any additional default or event of default resulting therefrom prior to August 10, 2020.

Certain of the lenders or their affiliates are also lenders to the Company under other loans or counterparties with respect to certain of the Company’s derivative contracts.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Common Stock Distribution Policy

In light of the amendment to the credit facility described above and to preserve the Company’s liquidity and maintain additional financial flexibility in light of the continued COVID-19 pandemic, the Company’s board of directors approved a change in the Company’s common stock distribution policy. Accordingly, any future distributions authorized by the Company’s board of directors on the Company’s shares of common stock, if and when declared, will be paid on a quarterly basis in arrears in shares of the Company’s common stock valued at the Company’s estimated per share net asset value of common stock in effect on the applicable date, based on a single record date to be specified at the beginning of each quarter. The number of shares paid in any stock dividend will continue to be based on the Company’s prior cash distribution rate of $0.85 per share per annum. The Company’s board of directors may further change the Company’s common stock distribution policy at any time and therefore distribution payments are not assured.

Because shares of common stock are only offered and sold pursuant to the Company’s distribution investment plan in connection with the reinvestment of distributions paid in cash, participants in the plan will not be able to reinvest in shares thereunder for so long as the Company pays distributions in stock instead of cash.

Share Repurchase Program

In order to strategically maintain the Company’s liquidity in light of the continued impact of COVID-19 pandemic and in light of the amendment to the credit facility described above, the Company’s board of directors determined that, effective on August 14, 2020, repurchases under the Company’s share repurchase program would be suspended. The Company’s board of directors has also rejected all repurchase requests made during the period from January 1, 2020 until the effectiveness of the suspension of the SRP. No further repurchase requests under the SRP may be made unless and until the SRP is reactivated. No assurances can be made as to when or if the Company’s share repurchase program will be reactivated.

Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global coronavirus pandemic, including actions taken to contain or treat the coronavirus, on the Company, the Company’s tenants, the Company’s operators and the global economy and financial markets and that the information about second quarter to date rent collections may not be indicative of any future period, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 24, 2020, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed on May 15, 2020 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description

10.1	Second Amendment to First Amended and Restated Senior Secured Credit Agreement, entered into as of August 10, 2020, among Healthcare Trust Operating Partnership, L.P., Healthcare Trust, Inc., the other guarantor parties thereto, Keybank National Association and the other lenders party thereto.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST, INC.

Date: August 13, 2020	By:	/s/ Katie P. Kurtz
Katie P. Kurtz Chief Financial Officer, Secretary and Treasurer